PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The estimated expenses in connection with the offering are as follows:

               Securities and Exchange Commission registration fee $ 2,800.65
               Accounting fees and expenses...............          23,500.00
               Legal fees and expenses....................          15,000.00
               Miscellaneous..............................           5,000.00
                                                        _____________________
               .........................................TOTAL      $46,300.65
                                                        =====================


ITEM 15        INDEMNIFICATION OF TRUSTEES AND OFFICERS.

               Section 3817(a) of the Delaware Code authorizes a business trust to indemnify and hold harmless any trustee, or beneficial owner or other person from and against any and all claims and demands whatsoever. Section 14.1 of the Registrant's Amended and Restated Trust Agreement provides for the indemnification of directors and officers. Article XII of the Registrant's By-laws also provides for indemnification of its officers.

               In addition to the above, our Company has purchased and maintains insurance on behalf of all of its trustees and executive officers against liability asserted against or incurred by them in their official capacities with our Company, whether or not our Company is required or has the power to indemnify them against the same liability.


ITEM 16.  EXHIBITS.


 Exhibit    Description
 -------    -----------
 No.
 ---

 3.1 Certificate of Amendment of the Restated Certificate of Trust of the Registrant, dated as of November 17, 2003*

 3.2 Second Amended and Restated Trust Agreement of the Registrant, dated as of November 17, 2003*

 3.3 Second Amended and Restated Bylaws of the Registrant, dated as of November 17, 2003*

 4.1        Specimen Share Certificate*

 5.1 Opinion of Richards, Layton & Finger, P.A. regarding the legality of the Common Shares being registered**

 23.1       Consent of Deloitte & Touche LLP**

 23.2       Consent of Richards, Layton & Finger, P.A. (included in Exhibit
            5.1)**

 24.1       Power of Attorney***

 99.1       Registration Rights Agreement, dated November 17, 2003*

* Previously filed with the Registrant's Form S-8, filed with the Commission on November 24, 2003.

**  Filed Herewith

*** Previously Filed

Item 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, CharterMac certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 26th day of January, 2004.


                                    CHARTERMAC
                                    A Delaware statutory trust (registrant)

                                    By:    Stuart J. Boesky
                                        ----------------------------------------
                                          Name:  Stuart J. Boesky
                                          Title: Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                        Title                    Date

*                                   Managing Trustee and        January 26, 2004
---------------------------         Chief Executive Officer
      Stuart J. Boesky


*                                   Managing Trustee and        January 26, 2004
---------------------------         Chairman of the Board
      Stephen M. Ross


*                                  Managing Trustee and         January 26, 2004
---------------------------        President
      Marc D. Schnitzer


*                                  Managing Trustee and         January 26, 2004
---------------------------        Chief Operating Officer
      Alan P. Hirmes


*                                  Managing Trustee and         January 26, 2004
---------------------------        Chief Credit Officer
      Denise L. Kiley

*                                   Managing Trustee            January 26, 2004
---------------------------
    Peter T. Allen


*                                   Managing Trustee            January 26, 2004
---------------------------
    Charles L. Edson


*                                   Managing Trustee            January 26, 2004
---------------------------
    Arthur P. Fisch


*                                   Managing Trustee            January 26, 2004
---------------------------
    Thomas W. White


*                                   Managing Trustee            January 26, 2004
---------------------------
    Jeff T. Blau


*                                   Managing Trustee            January 26, 2004
---------------------------
   Robert A. Meister


*                                   Managing Trustee            January 26, 2004
---------------------------
    Jerome Y. Halperin


*                                   Managing Trustee            January 26, 2004
---------------------------
    Janice Cook Roberts


*                                   Managing Trustee            January 26, 2004
---------------------------
    Nathan Gantcher

*                                   Managing Trustee            January 26, 2004
---------------------------
    Robert L. Loverd


*By: /s/ Stuart J. Boesky
    -----------------------
    Stuart J. Boesky
    Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.                  Description
-----------                  -----------
 Exhibit    Description
 -------    -----------
 No.
 ---

 3.1 Certificate of Amendment of the Restated Certificate of Trust of the Registrant, dated as of November 17, 2003*

 3.2 Second Amended and Restated Trust Agreement of the Registrant, dated as of November 17, 2003*

 3.3 Second Amended and Restated Bylaws of the Registrant, dated as of November 17, 2003*

 4.1        Specimen Share Certificate*

 5.1 Opinion of Richards, Layton & Finger, P.A. regarding the legality of the Common Shares being registered**

 23.1       Consent of Deloitte & Touche LLP**

 23.2       Consent of Richards, Layton & Finger, P.A. (included in Exhibit
            5.1)**

 24.1       Power of Attorney***

 99.1       Registration Rights Agreement, dated November 17, 2003*

* Previously filed with the Registrant's Form S-8, filed with the Commission on November 24, 2003.
**  Filed Herewith
*** Previously Filed
                                       58